Exhibit 99.3

Karen Wilson

2263 Mimosa Court

Los Altos, CA 94024

Dear Karen:

As you know, following the Company’s recent merger with Aclara Biosciences, Inc. you resigned as Chief Financial Officer. In recognition of your service and contributions to the Company the Board of Directors has approved the following terms concerning your separation of employment (the “Agreement”), provided that you sign this Agreement.

1. Separation. Your last day of work and employment with the Company will be December 31, 2004 (the “Separation Date”). You have agreed to assist the Company for one year following the Separation Date (the Consulting Period). The consulting agreement between you and the Company is attached hereto as Exhibit A.

2. Accrued Salary Time Off and Employee Stock Purchase Plan. On the Separation Date, the Company will pay you:

•	all accrued salary

•	all accrued and unused vacation earned through the Separation Date

•	unused floating holidays

•	all excess monies withheld to make an Employee Stock Purchase Plan (“ESPP”) purchase

Except for the ESPP refund, these payments are all subject to standard payroll deductions and required withholdings.

3. Severance Benefits. As part of this Agreement, the Company will pay you a severance payment equal to twelve (12) months of your final base salary, less standard payroll deductions and required withholdings, payable in bi-weekly installments over the twelve (12) month period following the Separation Date.

4. Health Insurance. You will receive a separate notice regarding your COBRA benefits.

5. Stock Options. During the course of your employment you were granted options to purchase shares of the Company’s common stock pursuant to the Company’s 2000 and 2002 Equity Incentive Plans (the “Plan”) as represented by the Company’s corresponding grants to you (“Option Grants”). The vesting for any unvested shares as of the Separation Date under the Option Grants shall be accelerated and any unvested shares shall be vested as of the Effective Date (defined below). Your right to exercise your option as any vested shares shall expire ninety (90) days after the end of the Consulting Period.

6. 401(k) Plan. Contributions to your 401(k) plan will cease as of the Separation Date. Information regarding distribution or rollover options with respect to your account will be provided as part of your Exit Package.

7. Life and AD&D Insurance. Your Group Life and Accidental Death and Dismemberment insurance coverage will cease as of the Separation Date.

8. Flexible Spending Plan. If you enrolled in the Company’s Flexible Spending Plan, you may be eligible for reimbursement for health or dependent care expenses incurred before the Separation Date. You will have ninety (90) days following the Separation Date to submit expenses to ProBusiness. Information will be included in your Exit Package.

9. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits from the Company after the Separation Date.

10. Expense Reimbursements. You must submit any expense reimbursement requests within thirty (30) days of your Separation Date.

11. Return of Company Property. You agree to return to the Company, no later than the end of the Consulting Period, all Company documents (and all copies thereof) and other Company property that you had in your possession at any time, including, but not limited to, Company issued cellular telephones, laptop computers, monitors, Palm Pilots, and projectors; Company files, notes, notebooks, correspondence, memoranda, drawings, records, Company plans, business plans, proposals, reports, analyses, studies, investment documents, agreements, forecasts, financial information, specifications and computer-recorded information; tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). During the Consulting Period you may maintain, Company issued cellular telephones, laptop computers, and monitors. The timely return of such property is a condition precedent to the Company providing you severance benefits under this Agreement.

12. Proprietary Information Obligations. You acknowledge your continuing obligations under your ViroLogic, Inc. Employee Proprietary Information Agreement, a copy of which will be included in your Exit Package.

13. Nondisparagement. Both you and the Company agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

14. General Release. In exchange for the severance payment and other consideration you will receive under this Agreement, you hereby generally and completely release the Company and its officers, directors, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, agreements, acts, conduct or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims or demands related to your compensation or benefits, salary, bonuses, commissions, vacation pay, expense reimbursement, severance pay, fringe benefits, stock, stock options, or any other equity or ownership interests in the Company; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); and the California Fair Employment and Housing Act, as amended; and the California Labor Code. Nothing contained herein is intended to waive your rights with respect to any obligation by the Company to indemnify you in the event of any claims relating to or arising from your employment.

15. Waiver of ADEA Claims. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA and that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release does not apply to any rights or claims that may arise after you sign this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to signing this Agreement; (c) you have forty-five (45) days to consider this Agreement (although you may choose to voluntarily sign this Agreement earlier); (d) you have seven (7) days after you sign this Agreement to revoke it, and (e) this Agreement will not be effective until the date upon which the revocation period has expired (which will be the eighth day after you sign this Agreement), or the date that the fully executed Agreement is returned to the Human Resources Department, whichever is later (the “Effective Date”).

16. Waiver of Unknown Claims. In granting the general release herein, you acknowledge that you have read and understand California Civil Code section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims contained in this Agreement.

17. Miscellaneous. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such oral or written promises, warranties or representations. You specifically acknowledge that you have consulted with your own counsel in entering into the Agreement. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California.

If this Agreement is acceptable to you, please sign below and return the original to me.

On behalf of the Company, I want to thank you for your dedication to the Company and wish you good luck in your future endeavors.

Sincerely,

VIROLOGIC, INC.

By:	/s/ William D. Young
William D. Young, Chairman and CEO

AGREED:

/s/ Karen J. Wilson
Karen J. Wilson
Date:	12/21/04

Exhibit A

CONTRACT SERVICES AGREEMENT

This Agreement is made and effective this 31st day of December, 2004 by and between Karen Wilson, an independent contractor with a principal place of business at 2263 Mimosa Court, Los Altos, Ca 94204 (hereinafter “CONSULTANT”) and ViroLogic, Inc., having a principal place of business at 345 Oyster Point Blvd., South San Francisco, CA 94080 (hereinafter “ViroLogic”)

RECITALS

WHEREAS, ViroLogic is engaged in the business of developing and commercializing drug resistance testing for viral diseases and cancer assays which are made available in ViroLogic’s clinical reference laboratory;

WHEREAS, CONSULTANT is in the business of providing contract services and expertise in the areas of finance, audit and accounting.

WHEREAS, ViroLogic wishes to engage CONSULTANT’s professional services in managing to completion for the Company’s fiscal 2004 Sarbanes Oxley compliance, assistance in transitioning accounting responsibilities and such other tasks as from time to time requested by ViroLogic at the direction of Alfred Merriweather, Chief Financial Officer of ViroLogic (collectively, the “Services”).

THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties agree as follows:

1. CONSULTANT shall use her best efforts to apply her expertise in assisting ViroLogic to transition the above-mentioned projects in a thorough and timely manner

2. Any confidential information provided to CONSULTANT by ViroLogic concerning existing or contemplated research and development, technology, trade secrets or other proprietary information, business or marketing plans, test results, machines, devices, products, proposed products, processes, techniques or know-how, financial data, or any information or data developed shall not be disclosed by CONSULTANT to others or used for CONSULTANT’s own benefit without the prior written consent of ViroLogic. Confidential Information as defined shall not include any information which (i) at the time of disclosure is in the public domain, (ii) comes into the public domain by publication or otherwise other than by an unauthorized act or omission by CONSULTANT (iii) was known to CONSULTANT without an obligation of confidentiality prior to its disclosure under this Agreement as evidenced by its written records, (iv) is disclosed to CONSULTANT by a third party having lawful right to make such disclosure, or (v) is required by law to be disclosed.

3. Confidential information will neither be transferred to any third party nor used other than as provided by this Agreement without prior written approval of ViroLogic.

4. ViroLogic hereby offers to engage CONSULTANT and CONSULTANT accepts the engagement by ViroLogic on a fee for service basis.

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5. In consideration of the Services provided by CONSULTANT ViroLogic shall pay $115 per hour for the services of CONSULTANT when required to be on site or otherwise fully engaged in the Services. Services to be provided by CONSULTANT will be approved in advance by ViroLogic. CONSULTANT will not be entitled to any employee benefits, including but not limited to accrual of vacation pay, medical benefits of further vesting of stock options, except as set forth in the Separation Agreement entered into by and between CONSULTANT and ViroLogic. ViroLogic will reimburse usual and customary direct expenses, including travel costs, related to each project and approved in advance by ViroLogic.

6. Should ViroLogic desire to retain CONSULTANT for additional projects outside the scope of the Services then the parties shall negotiate in good faith the fee therefor. The parties may amend this Agreement to include such additional services and fees by written amendment signed by both parties and appended to this Agreement.

7. CONSULTANT shall neither comment on, respond to, nor originate any publicity, news release or other public announcement, written or oral, whether to the public press or otherwise, relating to ViroLogic, this Service Agreement, to any amendment hereto, or to performance hereunder without the prior written consent of ViroLogic.

8. ViroLogic will indemnify and hold CONSULTANT harmless from and against any damage, liability, claim, or suit, including reasonable attorney’s fees and court costs in connection with any liability claim asserted against CONSULTANT in connection with CONSULTANT’s use of information provided by ViroLogic hereunder provided such injury, damage or loss is not caused by CONSULTANT’s negligence or willful acts. ViroLogic understands and agrees that this indemnification will survive termination of this Agreement.

9. CONSULTANT will indemnify and hold ViroLogic harmless from and against any damage, liability, claim, or suit, including reasonable attorney’s fees and court costs in connection with any liability claim asserted against ViroLogic in connection with ViroLogic’s use of information provided by CONSULTANT provided such injury, damage or loss is due to CONSULTANT’s negligence or willful acts or omission and is not caused by ViroLogic’s negligence or willful acts. CONSULTANT understands and agrees that this Information will survive termination of this Agreement.

10. CONSULTANT and ViroLogic understand and agree that the obligations set forth in paragraphs 2,, 3, 8 and 9 hereinabove and all other rights of CONSULTANT and ViroLogic shall survive termination of this Agreement, by completion of the services to be rendered or for any other reason, for a period of three (3) years.

11. The term of this Agreement shall be for twelve (12) months from the date stated on the first page; provided, however, that ViroLogic may terminate this Agreement in its entirety by giving CONSULTANT prior written notice. The parties may by written amendment extend this Agreement for an additional period to be agreed upon.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

Consultant		ViroLogic, Inc.

By:	/s/ Karen Wilson	By:	/s/ William D. Young
	Karen Wilson		William Young
		Title:	CEO
Date:	12/21/04	Date:	12/21/04

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